Exhibit 99.2



                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT is made as of December 4, 2006 by and among Delta Mills, Inc., a Delaware corporation ("Seller"), and Schwarz Properties, LLC, a North Carolina limited liability company and its permitted assigns ("Purchaser").



                                    RECITALS

     1. Seller is a debtor and debtor-in-possession under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (as amended, the "Bankruptcy Code"), having commenced a voluntary case (No. 06-11144 (CSS) (Jointly Administered)) (the "Bankruptcy Cases")(1) on October 13, 2006 (the "Petition Date") in the United States Bankruptcy Court for the District of Delaware (the "U.S. Bankruptcy Court");

     2. Pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code, Seller continues to manage its properties and is administering its estate created by
Section 541 of the Bankruptcy Code on the Petition Date (the "Estate");

     3. The board of directors of Seller has determined that, subject to (i) the conduct of a full, fair and open Auction, (ii) notice to all creditors of Seller and (iii) approval of the transactions contemplated by this Agreement by the U.S. Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code, it is in the best interest of such Estate and the beneficiaries of the Estate to consummate the transactions contemplated by this Agreement, upon the terms and conditions set forth herein;

     4. The board of directors or other managing authority of Purchaser has determined that it is advisable and in the best interests of its stockholders, members or other equityholders, as applicable, to consummate, and has approved, the transactions contemplated by this Agreement, upon the terms and conditions set forth herein;

     NOW,   THEREFORE,   in   consideration  of  the  premises  and  the  mutual
representations, warranties, covenants, agreements and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:



-------------------------

(1) The jointly administered cases are those of Seller, Delta Mills Marketing, Inc., a Delaware corporation and a wholly-owned subsidiary of Seller ("Delta Marketing"), and Delta Woodside Industries, Inc., a South Carolina corporation and the parent of Seller (collectively with Seller and Delta Marketing, the "Debtors").

                                   ARTICLE I
                             SALE OF ASSETS; CLOSING

     1.1 Transferred Assets; Excluded Assets.

          (a) Transferred Assets. Upon the terms and conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, free and clear of all Liens other than Permitted Liens, and Purchaser will purchase and pay for, at the Closing, all of Seller's right, title and interest in, to and under the owned real property listed in Section 1.1(a) of Seller's Disclosure Schedule, and all of the rights arising out of the ownership thereof or appurtenant thereto, together with all buildings, structures, facilities, fixtures and other improvements thereto, as the same shall exist on the Closing Date (collectively, the "Transferred Assets"). Purchaser agrees that it (a) will resolve with Greystone Private Equity LLC ("Greystone") any issues with respect to the classification and/or ownership of any Transferred Assets and/or tangible personal property that constitutes an Excluded Asset and (b) will not assert that the Seller is responsible for any failure to convey any item of property that Greystone asserts is an Excluded Asset.

          (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets and Properties of Seller other than the Transferred Assets shall be excluded from the transfer to Purchaser under Section 1.1(a) (collectively, the "Excluded Assets").

     1.2 Assumed Liabilities. Purchaser shall assume all Liabilities arising out of or relating to the Transferred Assets (whether arising before or after the Petition Date and including any and all Liabilities with respect to environmental remediation or compliance or Environmental Claims). The Liabilities of Seller assumed under this Section 1.2 and any other Liabilities assumed by Purchaser pursuant to this Agreement constitute, and are referred to herein collectively as, the "Assumed Liabilities".

     1.3 Discharged Liabilities. Seller together with Purchaser shall make all necessary transfers and assumptions and take all other necessary actions, such that at or upon Closing, all Assumed Liabilities shall be assumed by Purchaser and shall be forever discharged and released as to Seller, the Estate and the Excluded Assets. Purchaser shall pay, perform and satisfy all Assumed Liabilities and shall indemnify and hold harmless Seller and the Estate from and against any and all costs or expenses incurred with respect to the Assumed Liabilities.

     1.4 Purchase Price; Adjustment.

          (a) Purchase Price. Purchaser hereby agrees to purchase the Transferred Assets from Seller and to pay to Seller the Total Purchase Price. The "Total Purchase Price" shall mean (i) an amount equal to One Million Dollars ($1,000,000.00) (the "Initial Purchase Price"), (ii) plus or minus, as appropriate, any prorated charges payable at the Closing pursuant to Section 1.4(b). At the Closing, Purchaser will pay the Total Purchase Price (without deduction for the amount of the Deposit) by wire transfer of immediately available United States funds to the Estate on behalf of Seller; provided that


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

the account information for such wire transfer shall be provided to Purchaser at least two (2) Business Days prior to the Closing Date. Upon receipt of the Total Purchase Price (without deduction for the amount of the Deposit) Seller and Purchaser will direct the Deposit Agent to pay the Deposit to Greystone by wire transfer of immediately available United States funds to Greystone provided that the account information for such wire transfer shall be provided to Seller and Purchaser at least two (2) Business Days prior to the Closing Date.

          (b) Proration of Charges. The Initial Purchase Price shall be increased or decreased, as the case may be, by the net amount calculated as being for the account of Purchaser or Seller, as appropriate, in connection with the the Transferred Assets after netting all of the following adjustments: (i) the pro-rata share accrued as of the Effective Time of bills for utility charges (electricity, water, sewer and natural gas) and telephone charges, (ii) real property Taxes, (iii) common area maintenance charges, (iv) insurance premiums due or accrued, (v) garbage collection, (vi) rent and (vii) other customarily proratable items. The Security Deposits and any other deposits made by or on behalf of Seller in connection with utilities or telephone service or like services or Taxes associated with such Transferred Assets shall be an adjustment in favor of Seller. The adjustments referred to in this Section 1.4(b) shall reflect, in accordance with GAAP, the principle that all expenses and income attributable to the period at or after the Effective Time are for the account of Purchaser and all expenses and income attributable to the period before the Effective Time are for the account of Seller.

          (c) Deposit. Simultaneously with the execution of this Agreement, Purchaser shall pay or cause to be paid the Deposit to the Deposit Agent, which Deposit will be held in escrow in accordance with the provisions of the Deposit Agreement.

     1.5 The Closing.

          (a) Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Articles VI and VII, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Morris, Nichols, Arsht & Tunnell LLP, 1201 North Market Street, Wilmington, Delaware 19801, at 10:00 a.m., local time, on the fifth Business Day following satisfaction of the conditions set forth in Sections 6.5, 6.6, 7.5, and 7.6 unless another date, time or place is mutually agreed to in writing by the parties hereto (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. on the Closing Date (the "Effective Time").

          (b) Closing Deliveries. Simultaneously with Purchaser's delivery of the Initial Purchase Price, as adjusted, at the Closing in accordance with
Section 1.4(a):

               (i) Seller will convey to Purchaser all of its right, title and interest in, to, and under the Transferred Assets, free and clear of all Liens other than Permitted Liens, by delivery to Purchaser of (A) special warranty deeds sufficient for recording and otherwise conveying title to the Transferred Assets and (B) such other instruments of conveyance, assignment and transfer sufficient to vest in Purchaser Seller's title to the Transferred Assets transferred under Section 1.1 (the instruments referred to in Section 1.5(c)(i)(A) and (B) being collectively referred to herein as the "Assignment Instruments"); and


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

               (ii) Purchaser will assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (A) one or more Assumption Agreements, in substantially the form of Exhibit A attached hereto (the "Assumption Agreement"), duly executed by Purchaser, and (B) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller, as shall be effective to cause Purchaser to assume the Assumed Liabilities as, and to the extent, provided in Section 1.2 (the Assumption Agreement and such other instruments referred to in this Section 1.5(b)(ii)(B) being collectively referred to herein as the "Assumption Instruments").

          (c) At the Closing, there shall also be delivered to Seller and Purchaser the certificates and other documents required to be delivered under Articles VI and VII.

     1.6 Post-Closing Access to Books and Records.

          (a) Following the Closing, each party will afford the other party and its Representatives, during normal business hours, reasonable access to its Assets and Properties, Books and Records and other data relating to the Transferred Assets in its possession, custody or control and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) compliance with the requirements of any Governmental or Regulatory Authority, (iii) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements, (iv) the completion of the Bankruptcy Cases, (v) any reports, filings, responses, claims, adversary proceedings or other matters before the U.S. Bankruptcy Court or (v) any actual or threatened Action or Proceeding.

          (b) If, in order for a party to prepare properly, or to fulfill its obligations under, its financial statements, its Tax Returns or other documents or reports required to be filed with Governmental or Regulatory Authorities, it is necessary that such party be furnished with additional information, documents or records relating to the Transferred Assets not referred to in Section 1.6(a) above, and such additional information, documents or records are in the possession, custody or control of another party hereto, the parties hereby agree that, upon request and, in each case, at the requesting party's cost and expense, such other party shall use commercially reasonable efforts to furnish or make available to the requesting party such additional information, documents or records (or copies thereof); provided that any information obtained by such party in accordance with this Section 1.6(b) shall be held in confidence by such party in accordance with the provisions of Section 10.7.

          (c) Notwithstanding anything to the contrary contained in this Section 1.6(c), if the parties are in an adversarial relationship in litigation or arbitration concerning a specific matter, the furnishing of information, documents or records concerning such litigation or arbitration in accordance with Sections 1.6(a) and (b) shall be subject to applicable rules relating to discovery.

     1.7 Insurance Proceeds. If any of the Transferred Assets that otherwise would have been transferred to Purchaser pursuant to this Agreement are destroyed or damaged or taken in condemnation after the date hereof and prior to the Closing, Seller shall promptly give notice of the same to Purchaser and, upon written instruction from Purchaser, shall cause all necessary repairs or restoration to such Transferred Assets to be made promptly, but only to the extent of any insurance proceeds that have been received by Seller with respect to such Transferred Assets. If any such insurance proceeds or condemnation award is received by Seller after the Closing, Seller shall forthwith pay to Purchaser the amount of such insurance proceeds or condemnation award so received less, in the case of insurance proceeds, the amount actually expended by Seller to perform any repair or restoration of the Transferred Assets in connection with any such destruction, damage or taking thereof prior to the Closing.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth in Seller's Disclosure Schedule delivered by Seller to Purchaser concurrently with the execution and delivery of this Agreement ("Seller's Disclosure Schedule"), Seller represents and warrants to Purchaser that as of the date hereof:

     2.1 Corporate Existence. Subject to the effect of the commencement and continuance of the Bankruptcy Cases, Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, use and lease its Assets and Properties.

     2.2 Authority. Subject to the approval of the U.S. Bankruptcy Court, Seller has the requisite corporate power and authority to execute and deliver this Agreement, the Deposit Agreement and each of the Operative Agreements to which it shall be a party, to perform its obligations hereunder and thereunder and, upon the approval of the U.S. Bankruptcy Court, to consummate the transactions contemplated hereby and thereby. Subject to the approval of the U.S. Bankruptcy Court, the execution and delivery by Seller of this Agreement, the Deposit Agreement and the Operative Agreements and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by Seller, and, upon the approval of the U.S. Bankruptcy Court, no other corporate action on the part of Seller or its stockholders shall be necessary. Subject to the entry of the Final Procedures Order of the U.S. Bankruptcy Court approving the Bidding Procedures (as to the provisions of this Agreement covered thereby) or other Order of the U.S. Bankruptcy Court (as to the other provisions of this Agreement), this Agreement and the Deposit Agreement have been duly and validly executed and delivered by Seller and constitute, and upon the execution and delivery by Seller of the Operative Agreements, the Operative Agreements will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

     2.3 No Conflicts. The execution and delivery by Seller of this Agreement and the Deposit Agreement do not, and the execution and delivery by Seller of each of the Operative Agreements to which Seller shall be a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not:


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

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of Seller;

          (b) assuming that all consents,  approvals and notices contemplated by
Section 2.4 have been obtained and all filings described in such section have been made, result in a violation or breach of any term or provision of any Law or Order applicable to Seller, or any of the Transferred Assets, other than violations or breaches (i) that would not materially and adversely affect the validity or enforceability of this Agreement or any of the Operative Agreements or (ii) that would occur solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates; or

          (c) assuming that all consents,  approvals and notices contemplated by
Section 2.4 have been obtained and all filings described in such section have been made, except as would not materially and adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement, the Deposit Agreement or any Operative Agreement to which Seller is a party, or to perform its obligations hereunder or thereunder, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien other than Permitted Liens upon any Transferred Asset under, any Contract or License to which Seller, or by which any Transferred Asset, is bound.

     2.4 No Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or any other Person is required to be obtained by Seller in connection with the execution, delivery and performance of this Agreement, the Deposit Agreement or any of the Operative Agreements, or the consummation of the transactions contemplated hereby or thereby, except (a) consents, approvals or actions of and filings with or notice to the U.S. Bankruptcy Court, (b) consents, approvals, actions or filings as would be required solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates, (c) consents, approvals or notices set forth
Section 2.4 of Seller's Disclosure Schedule and (d) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice would not (A) materially and adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement, the Deposit Agreement or any of the Operative Agreements, or to perform its obligations hereunder or thereunder or (B) materially and adversely affect the Transferred Assets.

     2.5 Legal Proceedings. Except as set forth in Schedule 2.5 of Seller's Disclosure Schedule and for Claims, other than the Bankruptcy Cases, which will be discharged pursuant to an Order of the U.S. Bankruptcy Court, there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting, Seller with respect to the Transferred Assets that would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Deposit Agreement or any of the Operative Agreements.


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

     2.6 Compliance with Laws and Orders. No Seller is in violation of, or in default under, any Law or Order applicable to the Transferred Assets the effect of which would materially and adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement. Seller has complied in all material respects with all applicable Laws and Orders applicable to the Bankruptcy Cases.

     2.7 Intentionally Left Blank(a) .

     2.8 Taxes. To the Knowledge of Seller, Purchaser will not be required to deduct or withhold any amount in connection with the transactions contemplated by this Agreement by reason of the domicile of Seller, including pursuant to
Section 1445(a) of the Code.

     2.9 Title to Transferred Assets. Except as set forth in Section 2.9 of Seller's Disclosure Schedule, Seller has good and marketable title to its Assets and Properties that comprise the Transferred Assets, free and clear of any Liens other than Permitted Liens or Liens that will be released or discharged pursuant to an Order of the U.S. Bankruptcy Court at or prior to the Closing.

     2.10 Insurance. All material insurance policies owned by or issued to Seller with respect to the Transferred Assets, including policies for title, fire, property damage or other casualties, are in full force and effect.

     2.11 Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker or finder with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

     2.12  Disclaimer  of  other  Representations  and  Warranties.   EXCEPT  AS
EXPRESSLY SET FORTH IN THIS ARTICLE II, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE TRANSFERRED ASSETS, ITS OTHER ASSETS OR ITS LIABILITIES OR OPERATIONS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. Purchaser hereby acknowledges and agrees that, except to the extent specifically set forth in this Article II, Purchaser is purchasing the Transferred Assets on an "AS-IS, WHERE-IS" basis and is relying on its own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby. Without limiting the generality of the foregoing, Seller makes no representation or warranty, and none shall be implied at law or in equity, regarding any assets other than the Transferred Assets, any information or documents made available to Purchaser or its Representatives with respect to Seller or any of the Transferred Assets or the value of any of the Transferred Assets.


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

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Except as set forth in the Disclosure Schedule delivered by Purchaser to Seller concurrently with the execution and delivery of this Agreement (the "Purchaser's Disclosure Schedule"), Purchaser represents and warrants to Seller that as of the date hereof:

     3.1 Corporate Existence. Purchaser is a corporation, partnership or limited liability company duly incorporated or formed, as appropriate, validly existing and in good standing, under the Laws of its jurisdiction of incorporation or formation, and has all requisite corporate, partnership or limited liability company power and authority, in each case, as applicable, to own, use and lease its Assets and Properties and to carry on its business as now conducted.

     3.2 Authority. Purchaser has the requisite corporate, partnership or limited liability company power and authority, as applicable, to execute and deliver this Agreement, the Deposit Agreement and each of the Operative Agreements to which it shall be a party, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement, the Deposit Agreement and the Operative Agreements to which it shall be a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by Purchaser, and no other corporate, partnership or limited liability company action on the part of Purchaser or its stockholders, partners, members or managers, as applicable, is necessary. This Agreement and the Deposit Agreement have been duly executed and delivered by Purchaser and constitute, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

     3.3 No Conflicts. The execution and delivery by Purchaser of this Agreement and the Deposit Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it shall be a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of Purchaser,

          (b) assuming that all consents,  approvals and notices contemplated by
Section 3.4 have been obtained and all filings described in such section have been made, result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties, other than such violations or breaches as would occur solely as a result of the legal or regulatory status of Seller or any of its Affiliates; or


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

          (c) assuming that all consents,  approvals and notices contemplated by
Section 3.4 have been obtained and all filings described in such section have been made, except as would not adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement, the Deposit Agreement or any of the Operative Agreements to which it shall be a party, or to perform its obligations hereunder or thereunder, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser or any of its Subsidiaries to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person as a result or under the terms of, (iv) result in, or give to any Person, any right of termination, cancellation, acceleration or modification in or with respect to or (v) result in the creation or imposition of any Lien other than Permitted Liens upon Purchaser or any of its Assets and Properties under, any Contract or License to which Purchaser or any of its Assets and Properties is bound.

     3.4 No Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or any other Person is required to be obtained by Purchaser or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the Deposit Agreement or any of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby, except (a) consents, approvals or actions of, and filings with or notices to the U.S. Bankruptcy Court, (b) consents, approvals, actions or filings as would be required solely as a result of the legal or regulatory status of Seller or any of its Affiliates, (c) consents, approvals or notices set forth Section 3.4 of Purchaser's Disclosure Schedule and (d) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice would not adversely affect Purchaser in any material respect or the ability of Purchaser to consummate the transactions contemplated by this Agreement, the Deposit Agreement or any of the Operative Agreements or to perform its obligations hereunder or thereunder.

     3.5 Legal Proceedings. Except for the Bankruptcy Cases, there are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting, Purchaser or any of its Assets and Properties that would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Deposit Agreement or any of the Operative Agreements.

     3.6 Financing. Purchaser has sufficient cash and/or available credit facilities to pay the Total Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement, the Deposit Agreement and the Operative Agreements.

     3.7 Brokers' Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker or finder with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                                   ARTICLE IV
                               COVENANTS OF SELLER

     Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing (and after the Closing to the extent expressly contemplated herein), Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

     4.1 Regulatory and Other Approvals.

          (a) Following entry of the Final Procedures Order of the U.S. Bankruptcy Court approving the Bidding Procedures, Seller will, as promptly as practicable, (i) use commercially reasonable efforts to obtain all consents, approvals or actions of, make all filings with and give all notices to, any Governmental or Regulatory Authority or any other Person required of Seller for Seller and Purchaser to consummate the transactions contemplated by this Agreement, the Deposit Agreement and the Operative Agreements, including those described in Section 2.4 of Seller's Disclosure Schedule, provided, however, that Seller shall be under no obligation to provide any financial incentive to any Person for its grant of any consent or approval required to consummate the transactions contemplated by this Agreement, the Deposit Agreement or the Operative Agreements, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (iii) provide reasonable cooperation to Purchaser in connection with the performance of its obligations under Section 5.1.

          (b) In furtherance  and not in limitation of the covenant of Seller in
Section 4.1(a), following the issuance by the U.S. Bankruptcy Court of the Final Procedures Order, Seller shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental or Regulatory Authority with respect to the transactions contemplated hereby. If any action or proceeding in any court or other tribunal is instituted, or threatened to be instituted, by any Governmental or Regulatory Authority challenging any of the transactions contemplated hereby as violative of any Law, Seller shall use commercially reasonable efforts to take such action as will (i) resolve any objections which any such Governmental or Regulatory Authority may have to such transactions, (ii) avoid the entry of, or effect the dissolution of, any injunction, temporary restraining Order or other Order which has, or will have, the effect of preventing or interfering with the consummation of any of the transactions contemplated hereby and (iii) result in obtaining approval of the transactions contemplated hereby by any Governmental or Regulatory Authority.

     4.2 Bankruptcy Court Approval.

          (a) Bidding Procedures. Seller acknowledges that this Agreement is part of an extensive process undertaken by Seller to identify and negotiate a transaction with a bidder who is prepared to pay the highest and best purchase price for the Transferred Assets while assuming or otherwise satisfying the Assumed Liabilities. Set forth in the Order Granting Relief, attached as Exhibit G hereto, are the Bidding Procedures to be employed, subject only to U.S. Bankruptcy Court approval, with respect to the sale of the Transferred Assets. Following the execution of this Agreement, Seller will work in good faith to obtain from the U.S. Bankruptcy Court final approval of the Bidding Procedures and approval of Purchaser's designation as the Stalking Horse Bidder with respect to the Transferred Assets together with the provisions of this Agreement to be performed by Seller before the Closing (including Sections 4.3, 4.4 and 4.6), and Sections 8.1, 8.2 and 8.3 of this Agreement (including the Break-Up
Fee) (the "Final Procedures Order"). The hearing with respect to the Final Procedures Order shall be held after the date of this Agreement and the parties shall work in good faith to obtain a hearing date as early as possible. The sale of the Assets and Properties of Seller is subject to competitive bidding as set forth in the Order Granting Relief and approval of the U.S. Bankruptcy Court pursuant to the Final Procedures Order. The overbid provisions and related bid protections in the Order Granting Relief are designed to compensate Purchaser for its efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Transferred Assets for the benefit of Seller's stakeholders.

          (b) Sale Order. If Purchaser is the Successful Bidder with respect to the Transferred Assets, Seller will work in good faith to obtain Bankruptcy Court approval of an Order that, among other things, (A) determines that this Agreement was proposed by Purchaser in good faith and represents the highest and best offer for the Transferred Assets and that this Agreement and the transactions contemplated hereby should be approved, (B) determines that Purchaser is a good faith purchaser under Section 363(m) of the Bankruptcy Code,
(C) authorizes and directs Seller to sell the Transferred Assets to Purchaser pursuant to this Agreement and Section 363 of the Bankruptcy Code, free and clear of all Liens, Claims, interests and Liabilities (including any and all "Interests" in the Transferred Assets within the meaning of Section 363(f) of the Bankruptcy Code) except for any Assumed Liabilities (including, without limitation, any Environmental Claims) assumed by Purchaser pursuant to Section
1.2 of this Agreement, (D) authorizes and directs Seller to execute, deliver and perform this Agreement together with all additional instruments and documents that may be reasonably necessary or desirable to implement the foregoing (including without limitation, the assumption and assignment of contracts, other than those contracts that are Excluded Assets) and (E) determines that Purchaser is not a successor to Seller or otherwise liable for any Excluded Liablity and permanently enjoins each and every holder of an Excluded Liability from commencing, continuing or otherwise pursuing or enforcing any remedy, Claim, cause of action or Lien against Purchaser related to such Excluded Liability (the "Sale Order").

     4.3 Certain Restrictions. Except as provided for in this Agreement or the Operative Agreements or approved by Purchaser, Seller will refrain from acquiring or disposing of or incurring any Lien (other than a Permitted Lien) on the Transferred Assets, other than (i) any disposals pursuant to an Order of the U.S. Bankruptcy Court and (ii) any disposals or Liens consented to in writing by Purchaser.

     4.4 Successful Bidder Covenants. The provisions of this Section 4.4 shall terminate in the event that Purchaser is not the Successful Bidder with respect to the Transferred Assets pursuant to the Bidding Procedures:

          (a) Seller shall work in good faith to obtain the entry of the Sale Order from the U.S. Bankruptcy Court to effect, among other things, the transactions contemplated by this Agreement upon the terms and conditions set forth herein, as soon as practicable following the issuance by the U.S. Bankruptcy Court of the Final Procedures Order.

          (b) If an Order of the U.S. Bankruptcy Court relating to this Agreement or the transactions contemplated hereby shall be appealed by any party (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Seller agrees to take such steps, if any, as may be reasonable and appropriate to prosecute such appeal, petition or motion or defend against such appeal, petition or motion and to use commercially reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion, with the objective of effecting the transactions contemplated by this Agreement.

     4.5 Tax Matters. Subject to Section 1146 of the Bankruptcy Code, Seller shall cooperate with Purchaser in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, share transfer and stamp duty or taxes, any transfer, recording, registration and other fees, and any similar Taxes (together, the "Conveyance Taxes") which become payable in connection with the transactions contemplated by this Agreement. To the extent any of the transactions contemplated by this Agreement are not exempted from any such Conveyance Tax under Section 1146 of the Bankruptcy Code, Purchaser shall be liable for and shall hold Seller and the Estate harmless against such Conveyance Taxes.

     4.6 Access to Information. Seller shall, and shall cause its respective officers, employees, and other Representatives to, afford to Purchaser and its Representatives access, at all reasonable times and in a manner so as not to interfere with the Bidding Procedures, to its properties, books, contracts, commitments and records relating to the Transferred Assets.

                                   ARTICLE V
                             COVENANTS OF PURCHASER

     Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing (and after the Closing to the extent expressly contemplated herein), Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

     5.1 Regulatory and Other Approvals.

          (a) Following entry of the Final Procedures Order of the U.S. Bankruptcy Court, Purchaser will, as promptly as practicable, (i) use commercially reasonable efforts to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby, by the Deposit Agreement and by the Operative Agreements, including those described in Section 3.4 of Purchaser's Disclosure Schedule, provided, however, that Purchaser shall be under no obligation to provide any financial incentive to any Person for its grant of any consent or approval required to consummate the transactions contemplated hereby, by the Deposit Agreement and by the Operative Agreements, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (iii) provide reasonable cooperation to Seller in connection with the performance of its obligations under Section 4.1. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable.

          (b) In furtherance and not in limitation of the covenants of Purchaser in Section 5.1(a) above, following entry of the Final Procedures Order of the U.S. Bankruptcy Court, Purchaser shall not knowingly take or cause to be taken any action, including the acquisition of any business, voting securities (or other ownership interests) or assets, which would reasonably be expected to materially delay or prevent any consents, approvals and actions of any
Governmental or Regulatory Authority with respect to the transactions contemplated by this Agreement.

          (c) In furtherance and not in limitation of the covenants of Purchaser as set forth in Sections 5.1(a) and (b) above, following entry of the Final Procedures Order of the U.S. Bankruptcy Court, Purchaser shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby made by any Governmental or Regulatory Authority. If any action or proceeding in any domestic or foreign court or other tribunal is instituted or threatened to be instituted by any Governmental or Regulatory Authority challenging any of the transactions contemplated hereby as violative of any Law, Purchaser shall use commercially reasonable efforts to take such action (but not including holding separate or divesting, or agreeing to hold separate or to divest, any of the businesses, product lines or assets of Purchaser or any of its Affiliates or Seller) as will
(i) resolve any objections which any such Governmental or Regulatory Authority may have to such transactions, (ii) avoid the entry of, or effect the dissolution of, any injunction, temporary restraining order or other order which has, or will have, the effect of preventing or interfering with the consummation of any of the transactions contemplated hereby and (iii) result in obtaining approval of the transactions contemplated hereby by any Governmental or Regulatory Authority.

     5.2 Bankruptcy Court Approvals.

          (a) Purchaser shall assist and cooperate with Seller in its efforts to obtain the approval of the U.S. Bankruptcy Court with respect to this Agreement and the transactions contemplated hereby. Purchaser shall cooperate with Seller with respect to any description of Purchaser in any filing with the U.S. Bankruptcy Court. Neither Purchaser nor any of its Affiliates shall, or shall cause any other Person to, file any pleading or take other action in the U.S. Bankruptcy Court with respect to this Agreement or the consummation of the transactions contemplated hereby or thereby without first obtaining the written consent of Seller.

          (b) Purchaser agrees to assist and cooperate with Seller to ensure that any filings with the U.S. Bankruptcy Court contain adequate information. Purchaser shall from time to time furnish to Seller all such information about Purchaser to be disclosed to the U.S. Bankruptcy Court.

          (c) If an Order of the U.S. Bankruptcy Court relating to this Agreement shall be appealed by any party (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Purchaser agrees to take such steps, if any, as may be reasonable and appropriate to prosecute such appeal, petition or motion or defend against such appeal, petition or motion and to use commercially reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion, with the objective of effecting the transactions contemplated by this Agreement.

     5.3 Agreements Relating to the Auction. From the date on which the U.S. Bankruptcy Court enters the Final Procedures Order until the date on which the Auction is concluded, Purchaser shall not, and shall cause its Affiliates not to, (a) have any discussions or communication regarding the Auction with any potential bidders in the Auction or their Representatives, investors, lenders or sponsors, (b) disclose any information to any such Person regarding Seller, the Transferred Assets or the transactions contemplated by this Agreement or (c) interfere with any efforts by Seller to obtain capital or financing for or otherwise to effectuate any alternatives to the transactions contemplated by this Agreement.

     5.4 Confidentiality. Unless and until the transactions contemplated herein have been consummated, Purchaser and its Affiliates shall hold in confidence, and shall cause all of their Representatives and agents involved in this transaction  (the  "Purchaser  Representatives")  to  hold  in  confidence,  all information regarding Seller that is furnished or made available by Seller (other than information in the public domain not as a result of a breach of this
Section 5.4, and other than information required to be disclosed by Law or stock exchange rule in connection with the transactions contemplated hereby). Purchaser shall be responsible for any breach of this Section 5.4 by any Affiliate or Purchaser Representative. If the transactions contemplated hereby are not consummated, Purchaser shall return to Seller all such documents received and shall destroy all copies of such documents and all documents or materials containing information derived from such documents and shall continue to hold all such information in confidence.

     5.5 Use of Transferred Assets. During the period commencing on the Closing Date, Purchaser will permit Seller to occupy such portions of the owned real estate comprising the Transferred Assets as Seller may require for Seller's ongoing activities in disposing of Seller's assets located on the owned real estate comprising the Transferred Assets. Seller shall pay rent to Purchaser computed at One Dollar per annum (i.e. $.083 per month) per square foot of space so occupied for each month of such occupancy. Seller may terminate such occupancy upon no less than 30 days notice.

                                   ARTICLE VI
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligation of Purchaser hereunder to consummate the transactions contemplated hereby is subject to the fulfillment, at or before the Closing, of each of the following conditions by Seller (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

     6.1 Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects (except for representations and warranties that are qualified by their terms by reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date.

     6.2 Performance. Seller shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Seller at or before the Closing.

     6.3 Officer's Certificates. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of Seller by a duly authorized officer of Seller, in substantially the form and to the effect of Exhibit B attached hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Seller, in substantially the form and to the effect of Exhibit C attached hereto.

     6.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Deposit Agreement or any of the Operative Agreements to which Seller shall be a party.

     6.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to, any Governmental or Regulatory Authority or any other Person necessary to permit each of Purchaser and Seller to perform its obligations under this Agreement, the Deposit Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby, in each case, as applicable, shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred, in each case without any limitation, condition, or restriction that would materially adversely affect the ability of Purchaser to own, control or operate the Transferred Assets as owned, controlled, and operated by Seller prior to the Closing.

     6.6 Order of the U.S. Bankruptcy Court. The Sale Order of the U.S. Bankruptcy Court (in a form providing for the effectuation of all the transactions contemplated by this Agreement and the Operative Agreements in accordance with the terms and provisions hereof and thereof) shall have been entered, at least ten (10) days shall have passed since the entry of the Sale Order and the Sale Order shall not be subject to any stay, appeal or motion for rehearing, reconsideration or revocation.

     6.7 Deliveries. Seller shall have delivered to Purchaser the Assignment Instruments.

     6.8 Bankruptcy Proceedings. The Sale Order shall contain provisions that are satisfactory to Purchaser in its reasonable judgment for the effectuation of the transactions contemplated by this Agreement and the Operative Agreements in accordance with the terms hereof and thereof.

     6.9 Deposit. Seller shall have delivered an instruction to the Deposit Agent (with a copy to Purchaser) that the Deposit be transferred to Greystone by wire transfer of immediately available United States funds; provided that the account information for such wire transfer shall be provided to Seller at least two (2) Business Days prior to the Closing Date.

     Notwithstanding the foregoing, Purchaser's obligations to consummate the transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, directly or indirectly, of any breach by Purchaser of its obligations under this Agreement with respect to the transactions contemplated hereby.

                                  ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF SELLER

     The obligation of Seller hereunder to consummate the transactions contemplated hereby is subject to the fulfillment, at or before the Closing, of each of the following conditions by Purchaser (all or any of which may be waived in whole or in part by Seller in its sole discretion):

     7.1 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date.

     7.2 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

     7.3 Officer's Certificates. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by a duly authorized officer of Purchaser, in substantially the form and to the effect of Exhibit D attached hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, in substantially the form and to the effect of Exhibit E attached hereto.

     7.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Deposit Agreement or any of the Operative Agreements to which Purchaser is a party.

     7.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to, any Governmental or Regulatory Authority or any other Person necessary to permit each of Purchaser and Seller to perform its obligations under this Agreement and the Operative Agreements, and to consummate the transactions contemplated hereby and thereby, in each case, as applicable, shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary to permit each of Purchaser and Seller to perform its obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby, in each case, as applicable, shall have occurred, in each case without limitation, condition or restriction that would materially adversely affect (a) the ability of Purchaser to perform its obligations under this Agreement or any Operative Agreement or (b) any material aspect of the transactions contemplated by this Agreement and the Operative Agreements.

     7.6 Order of the U.S. Bankruptcy Court. The Sale Order of the U.S. Bankruptcy Court (in a form providing for effectuation of all the transactions contemplated by this Agreement and the Operative Agreements in accordance with the terms and provisions hereof and thereof) shall have been entered, at least ten (10) days shall have passed since the entry of the Sale Order and the Sale Order shall not be subject to any stay, appeal or motion for rehearing, reconsideration or revocation.

     7.7 Deliveries. Purchaser shall have delivered to Seller the Assumption Agreement and the other Assumption Instruments.

     7.8 Deposit. Purchaser shall have delivered an instruction to the Deposit Agent (with a copy to Seller) that the Deposit be transferred to Greystone by wire transfer of immediately available United States funds; provided that the account information for such wire transfer shall be provided to Purchaser at least two (2) Business Days prior to the Closing Date.

     7.9 Title to Transferred Assets. Seller shall have acquired good and marketable title to the Transferred Assets from each of Marlboro County, Greenville County and Florence County in South Carolina.

     Notwithstanding the foregoing, Seller's obligations to consummate the transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, directly or indirectly, of any breach by Seller of its respective obligations under this Agreement or an Order of the U.S. Bankruptcy Court with respect to the transactions contemplated hereby.

                                  ARTICLE VIII
                                   TERMINATION

     8.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

          (a) By mutual written agreement of Seller and Purchaser;

          (b) By Seller or Purchaser upon notification to the non-terminating party by the terminating party:

               (i) at any time after April 30, 2007 (the "Termination Date"), if the Closing shall not have been consummated on or prior to such date and such failure is not caused by a breach of this Agreement by the terminating party, provided, however, that in the circumstances described in Section 8.1(b)(vii) the Termination Date shall be extended the same number of days as the extension pursuant to Section 8.1(b)(vii);

               (ii) if at or prior to the Closing any material condition set forth herein for the benefit of the terminating party shall not have been timely met and cannot be met prior to the Termination Date (as such date may be extended pursuant to Section 8.1(b)(i)) and has not been waived by the terminating party; provided that the terminating party shall not be responsible for the failure of such condition to be satisfied;

               (iii) if there has been a material breach of any representation, warranty, covenant, agreement or obligation (or any breach of any representation or warranty that is qualified by its terms by reference to materiality) on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party;

               (iv) if (A) any court of competent jurisdiction (other than the U.S. Bankruptcy Court) or other competent Governmental or Regulatory Authority (other than the U.S. Bankruptcy Court) shall have issued an Order which has become final and non-appealable or (B) any Law (other than the Bankruptcy Code) shall be in effect, in either case making illegal or otherwise prohibiting the effectuation of any material part of the transactions contemplated by this Agreement;

               (v) if the U.S. Bankruptcy Court shall have issued an Order which has become final and nonappealable restricting or restraining in a material manner or enjoining or otherwise prohibiting or making illegal the effectuation of any material part of the transactions contemplated by this Agreement;

               (vi) if the U.S. Bankruptcy Court has not issued the Final Procedures Order by December 15, 2006;

               (vii) if the U.S. Bankruptcy Court has not entered the Sale Order (in a form providing for the effectuation of all the transactions contemplated by this Agreement in accordance with the terms and provisions hereof), on or before December 31, 2006, provided, however, that if on such date Seller is using commercially reasonable efforts to obtain entry of a Sale Order in such form, then such date shall be extended for so long as Seller is using commercially reasonable efforts to obtain entry of a Sale Order in such form, but in no event shall such date be extended beyond January 15, 2007;

               (viii)  if  the  U.S.   Bankruptcy   Court  confirms  a  plan  of
reorganization   for  Seller  that  does  not   contemplate   the   transactions
contemplated by this Agreement; or

               (ix) if the U.S. Bankruptcy Court approves (a) a Person other than Purchaser as the Successful Bidder with respect to the Transferred Assets or (b) an Alternative Transaction; or

          (c) By Seller upon notification to Purchaser if Seller determines in its sole discretion to terminate this Agreement.

     8.2 Effect of Termination.

          (a) If this Agreement is terminated pursuant to Section 8.1, this Agreement will forthwith become null and void, and there will be no Liability on the part of any party hereto (or any of their respective Representatives or Affiliates) except (i) the provisions with respect to expenses in Section 10.5 and confidentiality in Sections 5.4 and 10.7 and the provisions of this Article VIII will continue to apply following any such termination, and (ii) as provided in Sections 8.2(b) and (c). Notwithstanding anything to the contrary herein, if this Agreement is terminated pursuant to Section 8.1, Purchaser shall not have any rights or claims against Seller or the Estate with respect to such termination and shall only be entitled to the relief, if any, provided in Sections 8.2(b) and (c), as applicable under the circumstances of such termination.

          (b) If either party terminates this Agreement pursuant to Section 8.1(b)(viii), Section 8.1(b)(ix) or if Seller terminates this Agreement pursuant to Section 8.1(c) and Purchaser is not in breach of this Agreement, the Break-Up Fee will be wired in immediately available funds to an account designated by Purchaser (i) within forty-five (45) days after the date of the U.S. Bankruptcy Court's confirmation of a plan of reorganization of Seller that does not contemplate the transactions contemplated by this Agreement or the date Seller notifies Purchaser of its decision to terminate this Agreement pursuant to
Section 8.1(c) or (ii) on the date of the closing of the transaction with the Person other than Purchaser approved by the U.S. Bankruptcy Court as the Successful Bidder with respect to the Transferred Assets or the Alternative Transaction.

          (c) If this Agreement is terminated as a result of a breach or default by Purchaser of any of its representations, warranties, covenants, agreements or obligations, or any failure, delay or inaction on the part of Purchaser to perform its obligations hereunder, the Deposit shall be transferred to Seller as liquidated damages and not as a penalty, within (3) Business Days following such termination. Upon any other termination of this Agreement, the Deposit shall be returned to Purchaser within (3) Business Days after termination.

          (d) Notwithstanding anything to the contrary contained in this Article VIII, the parties agree that if Purchaser attempts to terminate this Agreement pursuant to Section 8.1(b)(ii) or Section 8.1(b)(iii) for any reason(s) which can be remedied monetarily by Seller, then Seller shall have the right to delay the effective date of the attempted termination for thirty (30) days upon notice to Purchaser within twenty-four (24) hours of Seller's receipt of the termination notice. During such delay period, the parties agree to negotiate in good faith a reasonable monetary remedy to cure Purchaser's reason(s) for seeking to terminate this Agreement.

     8.3 Reinstatement. If this Agreement is terminated pursuant Section 8.1(b)(ix) because the U.S. Bankruptcy Court approves a Person other than Purchaser as the Successful Bidder with respect to the Transferred Assets and this Agreement constitutes the next most favorable qualified bid and the bid by the Successful Bidder with respect to the Transferred Assets is terminated on or prior to April 30, 2007, then this Agreement shall be reinstated as if never terminated and the terms and conditions of this Agreement shall once again be in full force and effect and Seller will be under no obligation to pay the Break-Up Fee with respect to such prior termination and Purchaser shall be required to return all amounts paid pursuant to Section 8.2(b); provided, that this Agreement will be deemed amended to provide that (i) the Closing Date will be thirty (30) days after the date the bid of the Successful Bidder with respect to the Transferred Assets is terminated and (ii) the dates in Section 8.1(b)(i) and
Section 8.1(b)(vii) will be amended to be thirty (30) days after the date that the bid of the Successful Bidder with respect to the Transferred Assets is terminated.

                                   ARTICLE IX
                                   DEFINITIONS

     9.1 Definitions.

          (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     "Actions or Proceedings" means any action, suit, proceeding, arbitration or investigation filed with or conducted by any Governmental or Regulatory Authority.

     "Affiliate" of any Person means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by voting power, contract or otherwise.

     "Agreement" means this Purchase and Sale Agreement and the Exhibits hereto, Seller's Disclosure Schedule, Purchaser's Disclosure Schedule and the certificates delivered in accordance with Sections 6.3 and 7.3, as the same shall be amended from time to time.

     "Alternative Transaction" means, other than the transactions contemplated by this Agreement, any acquisition or similar transaction (including a tender or exchange offer) involving the purchase of all or a substantial part of the Transferred Assets.

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible (including contract rights), wherever situated and by whomever possessed and including the goodwill related thereto), operated, owned or leased by such Person.

     "Assignment  Instruments"  has  the  meaning  ascribed  to  it  in  Section
1.5(c)(i).

     "Assumed Liabilities" has the meaning ascribed to it in Section 1.2.

     "Assumption   Agreement"  has  the  meaning   ascribed  to  it  in  Section
1.5(c)(ii).

     "Assumption Instruments" has the meaning ascribed to it in Section 1.5(c)(ii).

     "Auction" has the meaning ascribed to it in the Order Granting Relief.

     "Bankruptcy Cases" has the meaning ascribed to it in the recitals to this Agreement.

     "Bankruptcy Code" has the meaning ascribed to it in the recitals to this Agreement.

     "Bidding Procedures" means the bidding procedures to be employed with respect to the sale of the Assets and Properties of Seller as set forth in the Order Granting Relief.

     "Books and Records" means books of account, minute books, stock record books, and other similar business records.

     "Break-Up Fee" means an amount equal to three percent (3%) of the amount of the Initial Purchase Price to be paid by Seller to Purchaser under the circumstances set forth in Section 8.2(b).

     "Business Day" means a day other than Saturday, Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

     "Charter Documents" means a Person's certificate or articles of incorporation or formation, by-laws, partnership agreement, limited partnership agreement, limited liability company agreement or other comparable constituent, charter or organizational documents, as applicable.

     "Claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     "Closing" has the meaning ascribed to it in Section 1.5(a).

     "Closing Date" has the meaning ascribed to it in Section 1.5(a).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Official Committee of Unsecured Creditors in the Bankruptcy Cases, as appointed by the U.S. Trustee and reconstituted from time to time.

     "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

     "Conveyance Taxes" has the meaning ascribed to it in Section 4.5.

     "Debtors" has the meaning ascribed to it in the recitals to this Agreement.

     "Delta Marketing" has the meaning ascribed to it in the recitals to this Agreement.

     "Deposit" shall mean an amount equal to ten percent (10%) of the amount of the Initial Purchase Price deposited with the Deposit Agent pursuant to the Deposit Agreement, plus any interest paid thereon.

     "Deposit Agent" has the meaning ascribed to it in the Deposit Agreement.

     "Deposit Agreement" means the agreement dated as of the date hereof pursuant to which Purchaser has deposited the Deposit with the Deposit Agent, substantially in the form of Exhibit F, attached hereto.

     "Effective Time" has the meaning ascribed to it in Section 1.5(a).

     "Environmental Claims" means any complaint, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment or other communication from any Governmental or Regulatory Authority involving violations of Environmental Laws or Releases of Hazardous Substances.

     "Environmental Laws" means all Laws relating to the protection of the environment, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances, including all Laws pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, Releases or threatened Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances.

     "Estate" has the meaning ascribed to it in the recitals to of this Agreement.

     "Excluded Assets" has the meaning ascribed to it in Section 1.1(b).

     "Executive Employees" shall mean William Garrett, William H. Hardman, and Donald Walker.

     "Final Procedures Order" has the meaning ascribed to it in Section 4.2(a).

     "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, board, bureau, department, legislature, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

     "Greystone" has the meaning ascribed to it in Section 1.1(a).

     "Hazardous Substances" means any substance or material that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, or (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste," "hazardous substance," "toxic substance" or words of similar import thereunder.

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services and (iv) in the nature of guarantees of the obligations described in clauses (i) through
(iii) above of any other Person.

     "Initial Purchase Price" has the meaning ascribed to it in Section 1.4(a).

     "Knowledge of Purchaser" means the actual knowledge of Jeffery Schwarz.

     "Knowledge of Seller" means the actual knowledge of any of the Executive Employees.

     "Laws" means all laws, statutes, rules, regulations, codes, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Liabilities" means all Indebtedness, obligations, judgments, damages, charges, costs and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses"  means  all  licenses,   permits,   certificates  of  authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental or Regulatory Authority.

     "Lien" means any mortgage, pledge, assessment, security interest, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Non-Disclosure Agreement" means the agreement entered into between Seller and Purchaser regarding certain confidential information to be provided to Purchaser by or on behalf of Seller.

     "Operative Agreements" means, collectively, the Assignment Instruments, the Assumption Agreement and the other Assumption Instruments and any support or other agreements to be entered into in connection with the transaction.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Order Granting Relief" means the Order under 11 U.S.C. ss.ss. 105(a), 363 and 365 and Federal Rules of Bankruptcy Procedure 2002, 6004, 6006 And 9014 (I) Approving and Authorizing the Debtors to Proceed with an Orderly Run Out of the Debtors' Business; (II) Approving Procedures for the Sale or Sales of All or Substantially All of the Debtors' Fixed Assets; (III) Establishing Procedures for the Sale of Miscellaneous Assets and (IV) Granting Related Relief on October 31, 2006, attached hereto as Exhibit G.

     "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising by operation of Law with respect to a Liability that is not yet due or delinquent, (iii) any Liens that constitute Assumed Liabilities pursuant to the terms of this Agreement and (iv) easements, leases, reservations, licenses or other rights of others in, or minor defects and irregularities in title to, property or assets of Seller, provided that such easements, leases, reservations, licenses, rights, defects or irregularities do not materially detract from the value of or impair the use of such property or assets for the purposes for which they are held; (vi) any Liens to secure the payment of insurance premiums relating to workers' compensation, unemployment insurance and other social security programs and (vii) any Liens or privileges vested in any lessor, licensor or permittor for rent or other obligations with respect to Assets and Properties of Seller or its Subsidiaries so long as the payment of such rent or the performance of such obligations is not delinquent.

     "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Petition Date" has the meaning ascribed to it in the recitals to this Agreement.

     "Purchaser" has the meaning ascribed to it in the preamble to this Agreement.

     "Purchaser Representatives" has the meaning ascribed to it in Section 5.4.

     "Purchaser's Disclosure Schedule" has the meaning ascribed to it in the preamble to Article III.

     "Regulation"  means  the  income  tax  regulations,   including   temporary
regulations, promulgated under the Code, as such regulations are amended from time to time.

     "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the environment.

     "Representatives" with respect to any Person means such Person and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives.

     "Sale Order" has the meaning ascribed to it in Section 4.2(b).

     "Security Deposits" means all security deposits made with respect to any of the Transferred Assets, whether made by or on behalf of, or held by or on behalf of, Seller.

     "Seller" has the meaning ascribed to it in the preamble to this Agreement.

     "Seller's Disclosure Schedule" has the meaning ascribed to it in the preamble to Article II.

     "Stalking Horse Bidder" has the meaning ascribed to it in the Order Granting Relief.

     "Subsidiary" with respect to an entity means any Person in which such entity, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

     "Successful Bidder" has the meaning ascribed to it in the Order Granting Relief.

     "Tax Returns" means all returns, reports and forms required to be filed with a Governmental or Regulatory Authority with respect to Taxes.

     "Taxes" means any and all taxes, fees, levies, duties, tariffs, import and other similar charges, imposed by any taxing authority, together with any related interest, penalties, or other additions to tax, or additional amounts imposed by any taxing authority, and without limiting the generality of the foregoing, shall include net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, transfer, recording, escheat, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profit, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever.

     "Termination Date" has the meaning ascribed to it in Section 8.1(b)(i).

     "Total Purchase Price" has the meaning ascribed to it in Section 1.4(a).

     "Transferred Assets" has the meaning ascribed to it in Section 1.1(a).

     "U.S. Bankruptcy Court" has the meaning ascribed to it in the recitals to this Agreement.

     "U.S. Trustee means the Office of the United States Trustee for the District of Delaware.

          (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the terms "include," "includes," and "including" shall be deemed to be followed by the words "without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE X
                                  MISCELLANEOUS

     10.1 Non-Survival of Representations and Warranties. The representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing and thereafter there shall be no Liability in respect thereof, whether such Liability has accrued prior to the Effective Time or after the Effective Time, on the part of any party hereto or its directors, officers, shareholders, partners, managers, members, agents or Representatives or Affiliates. The covenants and agreements of the parties hereto contained in this Agreement shall only survive the Closing as and to the extent that such covenants and agreements are expressly to be performed, in whole or in part, following the Closing. Whenever "Seller" is used in this Agreement with reference to a period after the Closing, the term means Seller, if in existence, and the successor or successors to Seller, if any.

     10.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile transmission, mailed (first class postage prepaid) or sent by internationally recognized courier, to the parties at the following addresses or facsimile numbers:

     If to Seller, to:
     ----------------

     Delta Mills, Inc.
     700 North Woods Drive
     Fountain Inn, SC  29644
     Facsimile:  (864) 255-4165
     Attn:  William H. Hardman

     with a copy to:

     Morris, Nichols, Arsht & Tunnell LLP
     1201 N. Market Street
     Wilmington, DE  19801
     Facsimile:  (302) 658-3989
     Attn: Robert J. Dehney, Esq.

     and

     Rayburn Cooper & Durham, P.A.
     227 West Trade Street, Suite 1200
     Charlotte, NC  28202-1675
     Facsimile:  (704) 377-1897
     Attn:  C. Richard Rayburn, Jr., Esq.

     and

     Wyche, Burgess, Freeman & Parham, P.A.
     P.O. Box 728 (29602)
     44 East Camperdown Way (29601)
     Greenville, SC
     Facsimile:  (864) 235-8900
     Attn:  James L. Warren, Esq.

     If to Purchaser, to:
     -------------------

     Schwarz Properties, LLC
     P.O. Box 1104
     Asheboro, NC  27203
     Facsimile: (336) 626-0469
     Attn:  Jeffery Schwarz

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.2, be deemed given upon electronic confirmation of receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section 10.2, be deemed given upon receipt and (iv) if delivered by internationally recognized courier to the address as provided in this Section 10.2, be deemed given upon delivery as indicated in the records of such courier (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 10.2). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     10.3 Bulk Sales Act. To the extent applicable, the parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction.

     10.4 Entire  Agreement.  This  Agreement,  the  Operative  Agreements,  the
Deposit Agreement and the Confidentiality Agreement supersede all prior discussions and agreements prior to the date hereof between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     10.5 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

     10.6 Public Announcements. At all times at or before the Closing, the parties hereto will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other, which consent shall not be unreasonably withheld, except to the extent that such disclosure is, in the opinion of counsel, required by Law or by stock exchange rule, provided that any such required disclosure shall only be made, to the extent consistent with Law, after consultation with the other parties hereto; provided, however, further that this Section 10.6 shall not apply to any reports, statements or releases by Seller to the public as required under the Bankruptcy Code or by the U.S. Bankruptcy Court in connection with the Bankruptcy Cases.

     10.7 Confidentiality. Any information or material obtained by Purchaser or any of its Representatives pursuant to this Agreement (including Seller's Disclosure Schedule) that constitutes "Confidential Information" (as defined in the Non-Disclosure Agreement) shall be governed by the terms of the Non-Disclosure Agreement. Any information or material obtained by Seller or its Representatives pursuant to this Agreement regarding Purchaser (including Purchaser's Disclosure Schedule) shall be treated as confidential by Seller and its Representatives in the same manner as Confidential Information under the Non-Disclosure Agreement; provided, however, that Seller shall have the right to file Purchaser's Disclosure Schedule and Seller's Disclosure Schedule with the U.S. Bankruptcy Court under seal. In the event of any conflict between the provisions of this Agreement and the Non-Disclosure Agreement, the provisions of this Agreement shall prevail.

     10.8 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     10.9 Amendment. (a) Except as provided in Section 10.9(b), this Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

          (b) Seller or Purchaser may at any time and from time to time prior to the Closing Date, by written notice to the other party, supplement or amend Seller's Disclosure Schedule or Purchaser's Disclosure Schedule, respectively, to correct any inaccuracy contained therein or herein; provided, that if prior to such supplementation or amendment such inaccuracy would have constituted a failure of a closing condition of the non-disclosing party as set forth in
Article VI or Article VII, as applicable, and such inaccuracy is not cured by the Closing (it being specifically understood that such supplementation or amendment shall not constitute a cure for failure of such closing condition), the non-disclosing party may terminate this Agreement on the basis of the disclosed matter(s) by written notice given to the disclosing party (which termination shall be deemed to be made pursuant to Section 8.1(b)(iii)); provided, further, that Sections 1.1, 1.2 and 1.4 of Seller's Disclosure Schedule may not be amended without the written consent of Seller and Purchaser. If the non-disclosing party does not give the disclosing party such written notice of termination, or gives written consent to the amendment thereof, prior to the Closing, the non-disclosing party shall be deemed to have waived any breach  of the  representations,  warranties  or  covenants  contained  in  this
Agreement  resulting  from  the  inaccuracy   corrected  by  the  supplement  or
amendment.

     10.10 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

     10.11 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     10.12 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     10.13 Retention of U.S. Bankruptcy Court Jurisdiction. Subject to the proviso of the immediately succeeding sentence, and except as otherwise provided herein, the U.S. Bankruptcy Court shall retain jurisdiction of the proceedings, including for purposes of determining any and all controversies and disputes arising under or in connection with, or for purposes of interpreting the provisions of, this Agreement, the Deposit Agreement and the Operative Agreement. Without limiting the generality of the foregoing, such jurisdiction shall include any determination as to the fulfillment or non-fulfillment of any condition to consummation of the transactions contemplated hereby set forth in Articles VI and VII and any such determination shall be final and binding on the parties and not subject to any appeal, the right to which is hereby waived by the parties; provided, however, that nothing contained herein shall limit the rights of the parties to appeal any determination of the U.S. Bankruptcy Court relating to the amount of any monetary damages, fees, costs and expenses awarded with respect to any such determination as aforesaid.

     10.14 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof, and, to the extent applicable, the federal Laws of the United States of America.

     10.15 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) the parties hereto shall negotiate in good faith to replace such provision with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the illegal, invalid or unenforceable provision.

     10.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                                        SELLER:
                                        -------

                                        DELTA MILLS, INC.



                                        By: /s/ W. H. Hardman Jr.
                                            ------------------------------
                                            Name:  W. H. Hardman Jr.
                                            Title: Chief Financial Officer



                                        PURCHASER:
                                        ----------

                                        SCHWARZ PROPERTIES, LLC



                                        By: /s/ Jeff Schwarz
                                            ------------------------------
                                            Name:  Jeff Schwarz
                                            Title: Member

                          SELLER'S DISCLOSURE SCHEDULE
                          ----------------------------
                               SECTION 1.1 (a)(i)
                               ------------------

                                LEGAL DECRIPTION
                                ----------------


PARCEL NO. 3 MARLBORO COUNTY, SOUTH CAROLINA:
---------------------------------------------

PARCEL NO. 3-A
--------------

ALL that certain piece, parcel or tract of land situate, lying and being near the town of Wallace, in the County of Marlboro, State of South Carolina, containing 195.50 acres being shown on plat of survey entitled "Plat of 195.5 Ac Tract, Delta Mills, Marlboro County, South Carolina, dated November 26, 1990, prepared by Jackson Surveying Co., recorded in Plat Book 45, Page 78, in the Clerk of Court for Marlboro County, South Carolina, reference to said plat is hereby craved for a more complete metes and bounds description thereof.

Tax Map Nos. 013-00-01-003 and 013.00-01-009

PARCEL NO. 3-B
--------------

ALL that certain piece, parcel or tract of land containing 28.71 acres, exclusive of highway right of way, lying and being situate near the town of Wallace, in the County of Marlboro, State of South Carolina, shown and delineated on a plat dated March 28, 1989, by John M. Jackson , III, P.L.S. and recorded in the office of the Clerk of Court for Marlboro County in Plat Book 44, Page 33, reference to said plat is hereby craved for a more complete metes and bounds description thereof.

ALSO

ALL that certain piece, parcel or tract of land, lying and being situate near the town of Wallace in the County of Marlboro, State of South Carolina, containing 0.34 acre, shown and delineated on a plat of land surveyed for L. W. Brigman Estate as 'L. W. Brigman Estate 0.34 Acre", said plat being dated February 21, 1973, made by W. H. Thrower, RPE and recorded in the office of the Clerk of Court for Marlboro County in Plat Book 30, Page 218, reference to said plat is hereby craved for a more complete metes and bounds description thereof.

Tax Map No. 013-00-01-023

PARCEL 3-C
----------

ALL that certain piece, parcel or tract of land lying and being situate near the town of Wallace, in the County of Marlboro, State of South Carolina and being shown and delineated and containing 4.29 acres on a plat entitled "Map of Property of David McLean" dated October 22, 1986 prepared by J. H. Whitley, P.E.

& R. L. S. and recorded in the office of the Clerk of Court for Marlboro County in Plat Book 41, Page 85, reference to said plat is hereby craved for a more complete metes and bounds description thereof.

DELTA NO. 2 AND DELTA NO. 3 PLANTS, MARLBORO COUNTY, SOUTH CAROLINA:
--------------------------------------------------------------------

ALL those certain pieces, parcels or tracts of land situate, lying and being near the town of Wallace, in the County of Marlboro. State of South Carolina, being shown as Parcel 1 containing 79.812 acres, Parcel 2 containing 16.541 acres, on a plat of survey entitled "Stevcoknit Fabric Co., Inc." dated June 1986, prepared by Dalton & Neves Company, Inc., Engineers, recorded in Plat Book 44, Pages 11 & 12; Parcel 3 containing 10.631 acres, Parcel 4 containing 151.436 acres, Parcel 5 containing 8.437 acres, Parcel 6 containing 0.589 acres on a plat of survey entitled "Stevcoknit Fabric Co., Inc," dated July 1986, prepared by Dalton & Neves Company, Inc" Engineers, recorded in Plat Book 44, Page 22; Parcel 7 containing 311.607 acres and Parcel 8 containing 6.194 acres on a plat of survey entitled "Stevcoknit Fabric Co., Inc." dated July 1986, prepared by Dalton & Neves Company, Inc., Engineers, recorded in Plat Book 44, Page 23, in the office of the Clerk of Court for Marlboro County, South Carolina, reference to said plats is hereby craved for a more complete metes and bounds description thereof.

LESS AND EXCEPT, HOWEVER, ALL those certain pieces, parcels or tracts of land heretofore conveyed to the South Carolina Department of Transportation by deeds recorded in the office of the Clerk of Court for Marlboro County, South Carolina in Book 491, Page 204; Book 491, Page 208; Book 491, Page 212; Book 491, Page216; and Book 491, Page 220, reference to said deeds is being made for a more complete metes and bounds description.

                          SELLER'S DISCLOSURE SCHEDULE
                          ----------------------------
                                   SECTION 2.4
                                   -----------

                                    CONSENTS
                                    --------


GMAC Commerical Finance LLC (Seller shall obtain this consent at or prior to the CLOSING)

                          SELLER'S DISCLOSURE SCHEDULE
                          ----------------------------
                                   SECTION 2.5
                                   -----------

                                LEGAL PROCEEDINGS
                                -----------------


                                      None

                          SELLER'S DISCLOSURE SCHEDULE
                          ----------------------------
                                   SECTION 2.9
                                   -----------

                           TITLE TO TRANSFERRED ASSETS
                           ---------------------------


Currently held by Marlboro County, Greenville County and Florence County, each located in South Carolina (collectively, the "Counties") (Seller shall acquire title from the Counties at or proir to the CLOSING)

                         PURCHASER'S DISCLOSURE SCHEDULE
                         -------------------------------
                                   SECTION 3.4
                                   -----------

                                    CONSENTS
                                    --------


                                      None